                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Southwest Gas Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:


          ---------------------------------------------------------------------

     (3)  Filing Party:


         ---------------------------------------------------------------------

     (4)  Date Filed:


          ---------------------------------------------------------------------

SOUTHWEST GAS LOGO
                   5241 SPRING MOUNTAIN ROAD - P.O. BOX 98510
                        - LAS VEGAS, NEVADA 89193-8510 -

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, MAY 11, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Corporation ("Company") will be held on Thursday, May 11, 2000, at 10:00 a.m. in the auditorium of the Company's Headquarters office building, 5241 Spring Mountain Road, Las Vegas, Nevada, for the following purposes:

     (1) To elect 11 directors of the Company;

     (2) To consider and vote on a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has established March 14, 2000, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

     Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

     A Copy of the Annual Report to Shareholders for the year ended December 31, 1999, is enclosed.

                                          /s/ GEORGE C. BIEHL

                                          George C. Biehl
                                          Senior Vice President/Chief Financial
                                          Officer and Corporate Secretary

March 31, 2000

SOUTHWEST GAS LOGO

                                                                  March 31, 2000

Michael O. Maffie, President and C.E.O.

Dear Shareholder:

     You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation scheduled to be held on Thursday, May 11, 2000, in the auditorium of the Company's Headquarters office building, 5241 Spring Mountain Road, Las Vegas, Nevada, commencing at 10:00 a.m. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

     At the meeting you will be asked to consider the election of 11 directors and the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants. The Board of Directors unanimously recommends that you vote FOR the selection of Arthur Andersen LLP.

     It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you to sign, date, and mail the enclosed proxy at your earliest convenience.

     Your interest and participation in the affairs of the Company are sincerely appreciated.

                                          Sincerely,

                                          /s/ Michael O. Maffie
SOUTHWEST GAS LOGO

                                LOCATION OF 2000

                         ANNUAL MEETING OF SHAREHOLDERS
                           5241 SPRING MOUNTAIN ROAD
                               LAS VEGAS, NEVADA

                           *SHAREHOLDER PARKING WILL
                          BE IN THE WEST PARKING LOT.
                          ATTENDANTS WILL BE AVAILABLE
                             TO PROVIDE ASSISTANCE.

                                     [MAP]

                           SOUTHWEST GAS CORPORATION
                   5241 SPRING MOUNTAIN ROAD - P.O. BOX 98510
                        - LAS VEGAS, NEVADA 89193-8510 -

                            ------------------------

                                PROXY STATEMENT
                                 MARCH 31, 2000

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies representing the common stock of the Company (the "Common Stock") to be voted at the Annual Meeting of Shareholders of the Company to be held on May 11, 2000, and at any adjournment thereof. This Proxy Statement and accompanying proxy card are being mailed to shareholders on or about March 31, 2000.

     A form of proxy is enclosed for your use. The Company will acknowledge revocation of any proxy upon request of the record holder made in person or in writing prior to the exercise of the proxy, or upon receipt of a valid proxy bearing a later date. Delivery of said revocation or valid proxy bearing a later date shall be made upon the Corporate Secretary of the Company. If a shareholder executes two or more proxies with respect to the same shares, the proxy bearing the most recent date will be honored if otherwise valid. All shares represented by valid proxies received pursuant to this solicitation will be voted at the Annual Meeting. Where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, his or her shares will be voted in accordance with each specification so made.

     The entire cost of soliciting proxies will be paid by the Company. In following up the original mail solicitation of proxies, the Company will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to the beneficial owners of Common Stock and will reimburse them for their expenses in so doing. Under an agreement with the Company, Morrow & Co. will assist in obtaining proxies from certain larger and other shareholders at an estimated cost of $4,500 plus certain expenses.

     The total number of shares of Common Stock outstanding at the close of business on March 14, 2000 (the "Record Date"), the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, was 31,219,583. Only holders of Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting. The Company will appoint either one or three inspectors of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present, and to determine the voting results on all matters presented to shareholders. A majority of all shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted for the purpose of determining the election of each nominee for director.

     Each share of Common Stock is entitled to one vote. Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Any shareholder otherwise entitled to vote may cumulate his or her votes for a candidate or candidates placed in nomination at the meeting if, prior to the voting, he or she has given notice at the meeting that he or she intends to cumulate his or her votes. A shareholder electing to cumulate his or her votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date. A shareholder may cast all of his or her votes for one candidate or allocate them among two or more candidates in any manner he or she chooses. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     The persons named in the proxies solicited by the Board of Directors, unless otherwise instructed, intend to vote the shares represented by such proxies FOR the ratification of the selection of Arthur Andersen LLP as independent auditors and, in the case of the election of directors, equally FOR each of the 11 candidates for director named in this Proxy Statement; HOWEVER, if sufficient numbers of shareholders exercise cumulative voting rights to elect one or more other candidates, the management proxies will (i) determine the number of directors they are entitled to elect, (ii) select such number from among the named candidates, (iii) cumulate their votes, and (iv) cast their votes for each candidate among the number they are entitled to elect.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

NAMES AND QUALIFICATIONS OF NOMINEES

     Each director elected at the Annual Meeting of Shareholders will serve until the next Annual Meeting (normally held on the second Thursday of May) and until his or her successor shall be elected and qualified. The nominees were elected to their present term of office at the last Annual Meeting on August 10, 1999. The 11 nominees for director receiving the highest number of votes will be elected to serve until the next Annual Meeting.

     The names of the nominees for election to the Board of Directors, the principal occupation of each nominee and his or her employer for the last five years or longer, and the principal business of the corporation or other organization, if any, in which such occupation or employment is carried on, follow.

GEORGE C. BIEHL
Senior Vice President, Chief Financial Officer & Corporate Secretary Southwest Gas Corporation

Director Since: 1998
Board Committees: Finance

     Mr. Biehl, 52, joined the Company in 1990 as Senior Vice President and Chief Financial Officer after serving in a number of capacities with Deloitte Haskins & Sells (now Deloitte & Touche) for sixteen years and as chief financial officer for PriMerit Bank for the five years before joining the Company. He also assumed the responsibilities as Corporate Secretary for the Company in 1996. Mr. Biehl graduated from Ohio State University with a degree in accounting and earned his MBA with an emphasis in finance from Columbia University. He is a licenced CPA and is a member of the American Institute of Certified Public Accountants. He is also a member of the Las Vegas Chamber of Commerce Leadership Las Vegas Program, and serves on the finance committees of several trade association groups.

MANUEL J. CORTEZ
President and Chief Executive Officer
Las Vegas Convention and Visitors Authority

Director Since: 1991
Board Committees: Audit (Chairman), Compensation, Pension Plan Investment

     Mr. Cortez, 61, served four terms (1977 - 1990) on the Clark County Commission and is a former chairman of the Commission. He has been active on various boards, including the Environmental Quality Policy Review Board, the Las Vegas Valley Water District Board of Directors, and the University Medical Center Board of Trustees, and served as chairman of the Liquor and Gaming Licensing Board and the Clark County Sanitation District. He has also held leadership roles with numerous civic and charitable organizations such as Boys and Girls Clubs of Clark County, Lied Discovery Childrens Museum, and Boys Town. Currently, Mr. Cortez holds professional memberships in the American Society of Association Executives, the Professional Convention Managers Association, the International Association of Convention and Visitors Bureaus, the American Society of Travel Agents, and is on the board of directors for the Travel Industry Association of America.

LLOYD T. DYER
Retired President and Chief Executive Officer
Harrah's

Director Since: 1978
Board Committees: Executive, Compensation (Chairman), Nominating

     Mr. Dyer, 72, obtained a degree in banking and finance from the University of Utah prior to his employment with Harrah's, a hotel/gaming corporation with its principal facilities in Reno and Lake Tahoe, Nevada, in 1957. He was elected president and chief operating officer of Harrah's in 1975, and elected president and chief executive officer in 1978. He remained in those positions with Harrah's until his retirement in April 1980. Mr. Dyer is a trustee of the William F. Harrah Trusts.

THOMAS Y. HARTLEY
Chairman of the Board, Southwest Gas Corporation

Director Since: 1991
Board Committees: Executive (Chairman), Compensation, Nominating

     Mr. Hartley, 66, obtained his degree in business from Ohio University in 1955, and was employed in various capacities by Deloitte Haskins & Sells (now Deloitte & Touche) from 1959 until his retirement as an area managing partner in 1988. He has also been associated with Colbert Golf Design and Development since 1991. He joined Southwest Gas Corporation as Director in 1991 and was elected Chairman of the Board of Directors in 1997. Mr. Hartley is actively involved in numerous business and civic activities. He is a past chairman of the UNLV Foundation and the Nevada Development Authority, and past president of the Las Vegas Founders Club. He has also held voluntary executive positions with the Las Vegas Founders Golf Foundation, the Las Vegas Chamber of Commerce, and the Boulder Dam Area Council of the Boy Scouts of America. He is a director of Sierra Health Services, Inc., and AmeriTrade Holdings Corporation.

MICHAEL B. JAGER
Private Investor

Director Since: 1989
Board Committees: Audit, Finance, Pension Plan Investment (Chairman)

     Mr. Jager, 68, obtained a degree in petroleum geology from Stanford University in 1955. After four years of employment with the Richfield Oil Corporation as a petroleum geologist, he joined Frank H. Ayres & Son Construction Company and was involved in the construction of subdivisions and homes in southern California until 1979. Since that time he has consulted in the single family residential development industry, and owns and manages a number of businesses in Nevada.

LEONARD R. JUDD
Former President, Chief Operating Officer, and Director
Phelps Dodge Corporation

Director Since: 1988
Board Committees: Executive, Compensation, Nominating (Chairman)

     Mr. Judd, 61, former president, chief operating officer, and director of Phelps Dodge Corporation, joined Phelps Dodge in 1963 and worked at that company's operations in Arizona, New Mexico, and New York City. He was elected to the Phelps Dodge board of directors in 1987, president of Phelps Dodge Mining Company in 1988, and became president and chief operating officer of Phelps Dodge in 1989. He remained in those positions until November, 1991. Mr. Judd is a member of various professional organizations and is active in numerous civic groups. He serves as a director of Morrison-Knudsen Corporation.

JAMES J. KROPID
President of James J. Kropid Investments

Director Since: 1997
Board Committees: Executive, Compensation, Finance

     Mr. Kropid, 62, received his undergraduate degree from DePaul University and participated in the executive development program at the University of Illinois. He joined Centel Corporation in 1961 and became president of its Central Telephone Company -- Nevada/Texas division in 1987. In 1993, the Governor of Nevada appointed him to the position of general manager of the Nevada State Industrial Insurance System, a position in which he served for almost two years. He is currently president of his own investment company. Mr. Kropid is involved in many civic and charitable organizations. He is currently president of the Boulder Dam Area Council of the Boy Scouts of America, a trustee and treasurer of Catholic Charities of Southern Nevada, and a trustee of the Desert Research Institute Foundation. Mr. Kropid is on the board of the YMCA of Southern Nevada and a past chairman of that organization. He is formerly a board member of the Nevada Development Authority, United Way of Southern Nevada, the Las Vegas Chamber of Commerce and treasurer of St. Jude's Ranch for Children.

MICHAEL O. MAFFIE
President and Chief Executive Officer
Southwest Gas Corporation

Director Since: 1988
Board Committees: Executive

     Mr. Maffie, 52, joined the Company in 1978 as Treasurer after seven years with Arthur Andersen & Co. (now Arthur Andersen LLP). He was named Vice President/ Finance and Treasurer in 1982, Senior Vice President and Chief Financial Officer in 1984, Executive Vice President in 1987, President and Chief Operating Officer in 1988, and President and Chief Executive Officer in 1993. He received his undergraduate degree in accounting and his M.B.A. degree in finance from the University of Southern California. He serves as a director of the Del Webb Corporation, Boyd Gaming Corporation, and Wells Fargo Bank/Nevada Division. A member of various civic and professional organizations, he serves as past chairman of the board of United Way of Nevada and trustee and treasurer of the UNLV Foundation. He also is a director of the Pacific Coast Gas Association, the American Gas Association, and the Institute of Gas Technology.

CAROLYN M. SPARKS
Co-Founder
International Insurance Services, Ltd.

Director Since: 1988
Board Committees: Audit, Finance (Chairperson), Pension Plan Investment

     Mrs. Sparks, 58, graduated from the University of California Berkeley in 1963, and with her husband, co-founded International Insurance Services, Ltd., in Las Vegas, Nevada, in 1966. She served on the University and Community College System of Nevada Board of Regents from 1984 to 1996, and in 1991 was elected to a two-year term as chair of the Board of Regents. Mrs. Sparks is actively involved with numerous charitable and civic organizations, including founding and chairing the University Medical Center Foundation and the Children's Miracle Network Telethon. She is currently chair of the Nevada Children's Center Foundation and has been elected to the Foundation Boards of the University of Nevada Las Vegas and the Community College of Southern Nevada.

ROBERT S. SUNDT
Retired President
Sundt Corp.

Director Since: 1987
Board Committees: Executive, Finance, Nominating, Pension Plan Investment

     Mr. Sundt, 73, has been associated with Sundt Corp. in a variety of positions since 1948. He was named President of Sundt Corp. in 1983. He is now retired and has no continuing association with Sundt Corp. He is a member of the American Institute of Constructors, Consulting Constructors Council of America, and a life director of the Associated General Contractors of America. He was a member of the American Arbitration Association and has served as an arbitrator on disputes concerning the construction industry. He is a past member of the Construction Industry Presidents Forum. Mr. Sundt is affiliated with a number of community organizations and is past chairman of the Tucson Metropolitan Chamber of Commerce.

TERRANCE "TERRY" L. WRIGHT
President and Chief Executive Officer
Nevada Title Insurance Company

Director Since: 1997
Board Committees: Audit, Compensation, Pension Plan Investment

     Mr. Wright, 50, received his undergraduate degree in business administration and his juris doctorate from DePaul University. He joined Chicago Title Insurance Company while in law school and after graduation remained with the company and eventually moved to the Las Vegas, Nevada office. In 1978, he acquired the assets of Western Title to form what is now known as Nevada Title Insurance Company. Mr. Wright is also associate general counsel for A.G. Spanos Enterprises, Inc., one of the nation's largest apartment complex builders. He is a member of the California and Illinois bar associations and is affiliated professionally with the Las Vegas Board of Realtors, Nevada Land Title Association, Las Vegas Executives, Opportunity Village, TPC board of governors, Young President's Organization, and is a past-chairman of the Nevada Development Authority. Mr. Wright is also a trustee and an executive committee member of the UNLV Foundation.

     The Company has been informed that (i) Arnhold and S. Bleichroeder, Inc., a shareholder of the Company, intends to nominate a person to serve as a director of the Company, and (ii) GAMCO Investors, Inc., another shareholder of the Company, intends to nominate at least six persons to serve as directors of the Company. The Company does not know whether either of these shareholders or any other shareholder will actually propose other persons as nominees for election to the Board of Directors at the Annual Meeting of Shareholders.

SECURITIES OWNERSHIP BY NOMINEES, EXECUTIVE OFFICERS, AND BENEFICIAL OWNERS

     The following table discloses all Common Stock of the Company beneficially owned by the nominees for directors and the executive officers of the Company, as of March 14, 2000.

                                             NO. OF SHARES        PERCENT OF OUTSTANDING
      DIRECTOR/EXECUTIVE OFFICER         BENEFICIALLY OWNED(1)       COMMON STOCK(2)
      --------------------------         ---------------------    ----------------------
George C. Biehl........................          67,267(3)(4)                  *
Manuel J. Cortez.......................           7,228(5)                     *
Lloyd T. Dyer..........................           9,840(5)(6)                  *
Thomas Y. Hartley......................          21,541(5)(7)                  *
Michael B. Jager.......................           9,601(5)(8)                  *
Leonard R. Judd........................           7,200(5)(9)                  *
James J. Kropid........................           3,654(10)                    *
Michael O. Maffie......................         193,287(3)(11)                 *
Carolyn M. Sparks......................          11,774(5)(12)                 *
Robert S. Sundt........................          10,200(5)(13)                 *
Terrance L. Wright.....................           2,212(14)                    *
James P. Kane..........................          29,087(15)                    *
Dudley J. Sondeno......................          48,976(16)                    *
Edward S. Zub..........................          56,205(17)                    *
Other Executive Officers...............         124,239(18)                    *
                                                -------                    ----
          Total........................         602,311                    1.93%

-------------------------
 (1) The Common Stock holdings listed in this column include performance shares granted to the Company's executive officers under the Company's Management Incentive Plan for 1997, 1998, and 1999.

 (2) As of March 14, 2000, the directors and executive officers of the Company beneficially owned, including exercisable options, 602,311 shares, which represents 1.93% of the outstanding shares of the Company's Common Stock. No individual officer or director owned more than 1% of the Company's Common Stock.

 (3) Number of shares does not include 6,618 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Maffie and Biehl are trustees of the Foundation but disclaim beneficial ownership of said shares.

 (4) The holdings include 38,250 shares which Mr. Biehl has the right to acquire through the exercise of options under the 1996 Stock Incentive Plan ("Option Plan").

 (5) The holdings include 5,200 shares which the non-employee directors have the right to acquire through the exercise of options under the Option Plan.

 (6) Number of shares include 4,640 shares over which Mr. Dyer has shared voting and investment control with his spouse through a family trust.

 (7) Number of shares include 322 shares over which Mr. Hartley has shared voting and investment control with his spouse through a family trust.

 (8) Number of shares includes 4,401 shares over which Mr. Jager has shared voting and investment control with his spouse through a family trust.

 (9) Number of shares includes 2,000 shares over which Mr. Judd has shared voting and investment control with his spouse.

(10) The holdings include 1,962 shares which Mr. Kropid has the right to acquire through the exercise of options under the Option Plan and 1,692 shares over which he has shared voting and investment power with his spouse through a family trust. The family trust also holds 1,500 shares of Trust Originated Preferred Securities issued by the Company's financing subsidiary, Southwest Gas Capital I.

(11) The holdings include 117,500 shares which Mr. Maffie has the right to acquire through the exercise of options under the Option Plan and 3,170 shares over which his spouse has voting and investment control.

(12) Number of shares includes 5,000 shares over which Mrs. Sparks has shared voting and investment control with her spouse through a family trust and 1,574 shares held as joint tenants with her spouse.

(13) Number of shares includes 5,000 shares over which Mr. Sundt has shared voting and investment control with his spouse.

(14) The holdings include 1,962 shares which Mr. Wright has the right to acquire through the exercise of options under the Option Plan.

(15) The holdings include 17,375 shares which Mr. Kane has the right to acquire through the exercise of options under the Option Plan.

(16) The holdings include 31,875 shares which Mr. Sondeno has the right to acquire through the exercise of options under the Option Plan.

(17) The holdings include 33,250 shares which Mr. Zub has the right to acquire through the exercise of options under the Option Plan and 105 shares held solely by his spouse.

(18) The holdings of other executive officers include 73,500 shares that can be acquired through the exercise of options under the Option Plan.
-------------------------

     Mario J. Gabelli, Marc J. Gabelli and various entities they either control or for which they act as chief investment advisors have reported that they own in the aggregate 3,077,883 shares of the Company's Common Stock (approximately 9.86%), as of March 3, 2000. The Company has been advised that they do not admit that they constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934

(the "Exchange Act") and that their address is c/o Gabelli Asset Management Co., One Corporate Center, Rye, New York 10580.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Securities and Exchange Act of 1934, as amended, which includes assisting in the preparation of forms for filing. For 1999, all of the required reports were filed timely.

LEGAL PROCEEDINGS

     On December 16, 1998, Arthur Klein filed a purported shareholder class action complaint on behalf of himself and shareholders of the Company (excluding defendants and their affiliates and families) in the Superior Court of the State of California in San Diego County (Case No. 726615) against the Company and its directors. The complaint has been amended three times. As amended, the complaint alleges breach of the duties of loyalty, due care, candor and good faith and fair dealing and sets forth claims relating to the Company's proxy statement for its Annual Meeting of Shareholders in 1999, including allegations of misrepresentations or omissions relating to the proposed acquisition of the Company by ONEOK, Inc. ("ONEOK") and the rejection of the offers by Southern Union Company ("Southern Union"). The case has been removed from the California Superior Court in San Diego to the U.S. District Court for the Southern District of California (Case No. 99 cv 1891B (JAH)).

     On July 19, 1999, Southern Union filed a complaint in the U.S. District Court for the District of Arizona (Case No. CIV-99-1294 PHX (ROS)), as amended on October 11, 1999, which alleges that the Company, Michael O. Maffie, President and Chief Executive Officer of the Company, Thomas Y. Hartley , Chairman of the Board of Directors of the Company, Edward S. Zub, Senior Vice President/Regulation and Pricing of the Company, ONEOK, and other named individuals have conspired to block the Company's shareholders from voting upon Southern Union's offer and have acted to ensure that the Company's Board of Directors would approve and recommend the ONEOK offer to the Company's shareholders and to influence the vote of members of regulatory commissions required to approve the proposed acquisition of the Company by ONEOK in violation of state and federal laws. The amended complaint also includes allegations that the defendants fraudulently induced Southern Union to enter into a confidentiality and standstill agreement, that the Company breached the terms of that agreement and its covenant of good faith and fair dealing, and that the defendants, other than the Company and Mr. Hartley, intentionally interfered with a business relationship between the Company and Southern Union, and tortuously interfered with contractual relations between the Company and Southern Union.

     The Company, its directors and named officers have denied and continue to deny that they have committed or attempted to commit any wrongdoing or breached any duty owed to the Company or its shareholders.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                           (ITEM 2 ON THE PROXY CARD)

     The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 2000, subject to ratification of the selection by shareholders. Arthur Andersen LLP has served as independent public accountants for the Company since 1957. To the knowledge of the Company, at no time has Arthur Andersen LLP had any direct or indirect financial interest in or any connection with the Company or any of its subsidiaries other than in connection with services rendered to the Company as described below. The affirmative vote of a majority of the shares represented at the Annual Meeting of Shareholders in person or by proxy is necessary to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company.

     The selection of Arthur Andersen LLP by the Board of Directors was based on the recommendation of the Audit Committee, which is composed wholly of outside directors. The Audit Committee meets periodically with the Company's internal auditors and independent public accountants to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the Audit Committee reviews both the audit scope and estimated fees for the coming year. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     During 1999, the Company paid Arthur Andersen LLP for:

     - the audit of the annual financial statements;

     - reviews of unaudited quarterly financial information;

     - assistance and consultation in connection with preparing various Securities and Exchange Commission ( the "SEC") filings;

     - the audit of the annual financial statements of the Company's employee benefit plans;

     - consultation in connection with various tax and accounting matters; and

     - certain other professional services.

     The Audit Committee approved the audit and other professional services and considered the costs of all such services and what effect, if any, performance of the other professional services might have on the independence of the accountants.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

                              GENERAL INFORMATION

BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company and for establishing broad corporate policies.

     Regular meetings of the Board of Directors are scheduled for the third Tuesdays of January, July, September, and November; the first Tuesday of March; and the second Wednesday of May. An organizational meeting is also held immediately following the Annual Meeting of Shareholders. The Board of Directors held five regular meetings, twelve special meetings (six of which were telephonic), and one organizational meeting in 1999. Each incumbent director attended more than 75 percent of the meetings of the Board of Directors and standing committees on which he or she served during 1999.

DIRECTORS COMPENSATION

     Outside directors receive an annual retainer of $24,000, plus $1,000 for each Board of Directors or committee meeting attended and for any additional day of service committed to the Company. Committee chairpersons receive an additional $500 for each committee meeting attended. The Chairman of the Board of Directors receives an additional $50,000 annually for serving in that capacity. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for Board of Directors service.

     Each outside director received on August 10, 1999, options to purchase 2,000 shares of the Company's Common Stock under the provisions of the shareholder-approved Option Plan. The purchase price for the options is the market price of the Common Stock on the date of the grant and will become exercisable in increments, over three years, commencing with the first anniversary of the grant. Additional options to purchase 2,000 shares of Common Stock will be granted to each outside director on the date of each Annual Meeting of Shareholders during the 10-year term of the Option Plan. All options granted to the outside directors will expire 10 years after the date of each grant.

     Outside directors may defer their compensation until retirement or termination of their status as directors. Any cash received through the cancellation of outstanding options as a result of the change in control of the Company may also be deferred. Amounts deferred bear interest at 150% of the Moody's Seasoned Corporate Bond Rate. At retirement or termination, such deferrals will be paid out over 5, 10, 15, or 20 years and be credited with interest at 150% of the Moody's Composite Bond Rate.

     The Company also provides a retirement plan for its outside directors. With a minimum of 10 years of service, an outside director can retire and receive a benefit equal to the annual retainer, at retirement, for serving on the Company's Board. Directors who retire before age 65, after satisfying the minimum service obligation, will receive retirement benefits upon reaching age
65. Upon a change of control of the Company, each of the directors of the Company with at least eight years of service will be entitled to receive retirement benefits.

COMMITTEES OF THE BOARD

     In order to assist it in discharging its duties, the Board of Directors has established six permanent committees. The committees consist of Executive, Audit, Compensation, Finance, Nominating, and Pension Plan Investment.

     The Executive Committee meets, if necessary, to consider corporate policy matters requiring timely action and recommend other matters for consideration and action by the Board of Directors. The Executive Committee consists of directors Hartley (Chairman), Dyer, Judd, Kropid, Maffie, and Sundt.

     The Audit Committee, whose functions are discussed above under the caption "Selection of Independent Public Accountants," consists of directors Cortez (Chairman), Jager, Sparks, and Wright.

     The Compensation Committee makes recommendations to the Board of Directors on such matters as directors' fees and benefit programs, executive compensation and benefits, and compensation and benefits for all other Company employees. The committee is also responsible for the executive compensation report and related disclosures contained in this Proxy Statement. The Compensation Committee consists of directors Dyer (Chairman), Cortez, Hartley, Judd, Kropid and Wright.

     The Finance Committee reviews and makes recommendations to the Board of Directors regarding the financial policies, plans, and procedures for the Company and the financial implications of proposed corporate actions. Its responsibilities include reviewing strategies and recommendations with respect to financing programs, dividend reinvestment and stock purchase programs, and capital structure goals. The Finance Committee consists of directors Sparks (Chairperson), Biehl, Jager, Kropid, and Sundt.

     The Nominating Committee makes recommendations to the Board of Directors regarding nominees to be proposed by the Board of Directors for election as directors, evaluates the size and composition of the Board of Directors, and establishes the criteria for the selection of directors. In considering candidates for the Board of Directors, the Nominating Committee seeks to achieve an appropriate balance of expertise and diversity of interests, recognizing factors such as the character and quality of individuals, experience, age, education, geographic location, anticipated participation in Board of Directors activities, and other personal attributes or special talents. The Nominating Committee will consider written suggestions from shareholders regarding potential nominees for election as directors. To be considered by the Nominating Committee for inclusion in the slate of nominees to be proposed by the Board of Directors, such suggestions should be addressed to the Company's Corporate Secretary. The Nominating Committee also is responsible for recommending Board of Directors committee assignments. The Nominating Committee consists of directors Judd (Chairman), Dyer, Hartley, and Sundt.

     The Pension Plan Investment Committee establishes, monitors, and oversees, on a continuing basis, asset investment policy and practices for the retirement plan. The Pension Plan Investment Committee consists of directors Jager (Chairman), Cortez, Sparks, Sundt, and Wright.

     In 1999, two telephonic Executive Committee meetings were held, the Audit Committee held three meetings, the Compensation Committee held two meetings, and the Pension Plan Investment Committee held three meetings.

                      EXECUTIVE COMPENSATION AND BENEFITS

EXECUTIVE COMPENSATION REPORT

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. Under the supervision of the Committee, the Company has developed and implemented an executive compensation program designed to satisfy the following objectives:

     - reasonableness;

     - competitiveness;

     - internal equity; and

     - performance.

     These objectives are addressed through industry-based compensation comparisons and incentive plans that focus on specific annual and long-term Company financial and productivity performance goals.

     Base Compensation. The nature of the Company's operation has historically led to the use of compensation systems widely used in industry, weighted for utility companies, and accepted by various utility regulatory agencies. Companies of comparable size, used to establish the peer group index for the "Performance Graph," were factored into the compensation review. Other utility and general industry surveys were also used to assess the Company's compensation program. Continued use of such systems is designed to address the first three compensation objectives. A range of salaries that are comparable with industry levels provides an objective standard to judge the reasonableness of the Company's salaries, maintains the Company's ability to compete for and retain qualified executive officers, and provides a means for ensuring that responsibilities are properly rewarded. Salaries for the Company's executives are set relative to the midpoint levels for their positions based on this industry comparison. Compensation above these levels is tied to achieving specific financial and productivity performance goals.

     Performance-Based Compensation. The fourth objective of the Company's compensation program, performance, is addressed through the Company's Management Incentive Plan (the "MIP") and Option Plan, collectively referred to as the "Incentive Plans." The Incentive Plans are designed to retain key management employees and to focus on specific annual and long-term Company financial and productivity performance goals. Financial, productivity, and customer satisfaction factors are incorporated in the MIP, while the Option Plan is designed to enable executives to benefit from increases in the price of the Company's common stock thereby aligning their economic interests with those of the Company's shareholders.

     Under the MIP, an incentive opportunity expressed as a percentage of salary is established annually for each executive officer. The maximum award opportunities cannot exceed 140 percent of the targeted awards for meeting the performance goals. Awards under the MIP are determined based on the Company's annual return-on-equity performance, customers-to-employee ratios, and customer service satisfaction targets. The financial performance factors used to make this determination involve the average of the Company's return-on-equity performance over the last three years (which is weighted and adjusted for inflation) and the Company's current utility return-on-equity performance in comparison to a peer group of natural gas distribution companies. The productivity performance factors used to make this determination involve an absolute target of Company customers-to-employee ratio, actual customers-to-employee ratio in comparison to a peer group of natural gas distribution companies, and customer service satisfaction experienced throughout the Company's operating divisions as measured by an independent outside entity. Each of the five factors is equally weighted; and, if the threshold percentage for any factor is achieved, a percentage of annual performance awards will have been earned. While the financial factors incorporated in the MIP are significant to shareholder interests, customer satisfaction and productivity factors are significant to customer interests. In prior regulatory proceedings, the Company's regulatory commissions have insisted that these customer factors be included in the MIP in order to recover the cost of the program in the Company's natural gas rates. Regardless of whether such awards are earned, no awards will be paid unless the common stock dividend paid by the Company equals or exceeds the prior year's dividend.

     If annual performance awards are earned and payable, payment of the awards will be subject to a possible downward adjustment depending upon satisfaction of individual performance goals. The Committee will make such a determination for the Company's chief executive officer's individual performance, who, in turn, will make a like determination for the other executive officers. Further, the annual awards will be split, with 40 percent paid in cash and the remaining 60 percent converted into performance shares tied to the value of the Company's common stock on the date of the awards. The performance shares will be restricted for three years and the ultimate payout in Company common stock will be subject to continued employment.

     The Company's performance during 1999 exceeded the targets for all of the financial and productivity objectives.

     Grants under the Option Plan were provided to the Company's executive officers during 1999. The options granted were not based upon a predetermined formula, but rather on the Committee's judgment as to the individual's anticipated contribution to the future success of the Company. Information on options granted to the named executive officers in 1999 are set forth under the caption, "Executive Compensation and Benefits -- Option/ SARs Grants in Last Fiscal Year."

     CEO Compensation. Compensation paid to Mr. Maffie, as president and chief executive officer for 1999, consisted of his base salary and performance award under the MIP. Mr. Maffie's base salary normally is set relative to the midpoint level for salaries paid to chief executive officers of comparable companies, taking into consideration the length of service in his current position. No adjustment was made during 1999 to Mr. Maffie's base salary due to the then pending merger, however, a one-time cash bonus of $53,575 was paid after year-end to balance the effect of the departure from normal salary practice and the impact such departure had on the MIP award. Mr. Maffie's performance award under the MIP totaled $572,413 and represented the Company's overall performance in relation to established performance goals. During the year, the Company's performance, as discussed above, exceeded the targets for each of the financial and performance objectives. Mr. Maffie's targeted performance award for 1999 was set equal to $450,000 or 90% of his salary for 1999, as shown on the Summary Compensation Table, with the award ranging from 14.8% to 140% of his target. Based on the Company's overall 1999 performance in relation to the established goals, Mr. Maffie earned 127.2% of his targeted award under the MIP, with 40% being paid in cash and 60% in performance shares.

     Deductibility of Compensation. The Company's executive compensation program is being administered to maintain the tax deductibility of all compensation paid to the named executive officers pursuant to Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code provides that compensation paid to the officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective, and the plan or agreement providing for such performance-based compensation has been approved in advance by shareholders or is otherwise exempt from such limitation. The Incentive Plans were designed to satisfy these requirements and management believes that the compensation provided under these plans should be deductible. In the future, however, the Company may pay compensation that is nondeductible in limited circumstances if sound management of the Company so requires.

     The Committee believes that the compensation program addresses the Company's compensation objectives, enhances the commitment of key management employees, and strengthens long-term shareholder value.

                     Compensation Committee
Lloyd T. Dyer (Chairman)                      Manuel J. Cortez
Thomas Y. Hartley                             Leonard R. Judd
James J. Kropid                               Terrance L. Wright

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The above-named committee members served on the Company's Compensation Committee throughout 1999.

SUMMARY COMPENSATION TABLE

     The following table provides for fiscal years ended December 31, 1997, 1998, and 1999 compensation earned by the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company at year-end 1999.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                                     LONG-TERM COMPENSATION
                                                                                                ---------------------------------
                                                                                                        AWARDS            PAYOUTS
                                                                                                -----------------------   -------
                                                          ANNUAL COMPENSATION                    RESTRICTED
                                          ---------------------------------------------------      STOCK                   LTIP
                NAME AND                                                       OTHER ANNUAL       AWARD(S)     OPTIONS/   PAYOUTS
           PRINCIPAL POSITION             YEAR   SALARY($)   BONUS($)(2)(3)   COMPENSATION($)   ($)(2)(4)(5)   SARS(#)      ($)
           ------------------             ----   ---------   --------------   ---------------   ------------   --------   -------
Michael O. Maffie.......................  1999    500,000       282,540              0            343,448       25,000      N/A
  President & C.E.O.                      1998    486,301       234,005              0            350,997       25,000      N/A
                                          1997    462,192       132,015              0            198,022       25,000      N/A
George C. Biehl.........................  1999    232,000        92,851              0            106,239        7,500      N/A
  Senior Vice President/                  1998    225,425        72,385              0            108,577        7,500      N/A
  Chief Financial Officer                 1997    214,877        40,762              0             61,143        7,500      N/A
  & Corporate Secretary
Edward S. Zub...........................  1999    201,370        65,683              0             98,458        7,500      N/A
  Senior Vice President/                  1998    180,137        59,283              0             88,928        7,500      N/A
  Regulation & Pricing                    1997    160,729        56,871              0             47,807        7,500      N/A
James P. Kane...........................  1999    186,370        61,060              0             91,590        7,500      N/A
  Senior Vice President/                  1998    161,301        54,604              0             81,899        7,500      N/A
  Operations                              1997    141,052        31,247              0             39,370        6,250      N/A
Dudley J. Sondeno.......................  1999    178,822        57,092              0             85,637        6,250      N/A
  Senior Vice President/                  1998    167,616        53,669              0             80,541        6,250      N/A
  Chief Knowledge &                       1997    159,901        30,387              0             45,581        6,250      N/A
  Technology Officer


                                           ALL OTHER
                NAME AND                  COMPENSATION
           PRINCIPAL POSITION                ($)(6)
           ------------------             ------------
Michael O. Maffie.......................     74,776
  President & C.E.O.                         59,410
                                             54,036
George C. Biehl.........................     28,407
  Senior Vice President/                     19,830
  Chief Financial Officer                    17,329
  & Corporate Secretary
Edward S. Zub...........................     28,346
  Senior Vice President/                     20,352
  Regulation & Pricing                       16,583
James P. Kane...........................      7,845
  Senior Vice President/                      3,750
  Operations                                  2,241
Dudley J. Sondeno.......................     22,930
  Senior Vice President/                     14,218
  Chief Knowledge &                          13,983
  Technology Officer

-------------------------
(1) All compensation reflected in the Summary Compensation Table is reported on an earned basis for each fiscal year.

(2) MIP awards accrued for calendar years 1997, 1998, and 1999 were paid in cash and restricted stock in 1998, 1999, and 2000, respectively.

(3) Mr. Maffie's and Mr. Biehl's bonuses for 1999 each include a cash bonus, in lieu of an increase in salary during 1999 and the associated impact on the MIP awards for 1999, of $53,575 and $22,025, respectively.

(4) Dividends equal to the dividends paid on the Company's Common Stock will be paid on the performance shares awarded under the long-term component of the Company's management incentive plan during the restriction period.

(5) The total number of performance shares granted in 1997, 1998, and 1999, for calendar years 1996, 1997, and 1998, and their value based on the market price of Company Common Stock at December 31, 1999, for the other listed officers are as follows:

                                                              SHARES     VALUE
                                                              ------    --------
Mr. Maffie..................................................  36,257    $833,911
Mr. Biehl...................................................  11,229     258,267
Mr. Zub.....................................................   8,698     200,054
Mr. Kane....................................................   6,747     155,181
Mr. Sondeno.................................................   8,345     191,935

(6) The amounts shown in this column for each year consist of above-market interest on deferred compensation (in excess of 120% of the Applicable Federal Long-term Rate) and matching contributions under the Company's executive deferral plan. Under the plan, executive officers may defer up to 100% of their annual compensation for payment at retirement or at some other employment terminating event. The officers may also defer up to 100% of any cash paid (i) because of the cancellation of outstanding MIP performance shares and Option Plan options, and (ii) under the employment and change in control agreements resulting from a change in control of the Company. Interest on such deferrals is set at 150% of the Moody's Seasoned Corporate Bond Rate. As part of the plan, the Company provides matching contributions that parallel the contributions made under the Company's 401(k) plan, which is available to all Company employees, equal to one-half of the deferred amount, up to 6% of their annual salary. The breakdown of this compensation for each named executive officer is as follows:

                                                      INTEREST    CONTRIBUTIONS
                                                      --------    -------------
Mr. Maffie..........................................  $59,776        $15,000
Mr. Biehl...........................................   21,447          6,960
Mr. Zub.............................................   22,346          6,018
Mr. Kane............................................    2,277          5,568
Mr. Sondeno.........................................   17,579          5,351

-------------------------

OPTIONS/SARS GRANTED IN 1999

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted under the Option Plan to the named executive officers listed in the Summary Compensation Table during 1999, together with related information.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                                  VALUE AT ASSUMED
                      ------------------------------------------------------------------------   ANNUAL RATES OF STOCK
                            NUMBER OF              PERCENT OF                                    PRICE APPRECIATION FOR
                      SECURITIES UNDERLYING    TOTAL OPTIONS/SARS      EXERCISE                      OPTION TERM(2)
                          OPTIONS/SARS        GRANTED TO EMPLOYEES     OR BASE      EXPIRATION   ----------------------
        NAME              GRANTED(#)(1)          IN FISCAL YEAR      PRICE($/SH)       DATE      5 PERCENT   10 PERCENT
        ----          ---------------------   --------------------   ------------   ----------   ---------   ----------
Michael O. Maffie....        25,000                  25.00             $28.9375      7/19/09     $455,765    $1,150,266
George C. Biehl......         7,500                   7.50              28.9375      7/19/09      136,730       345,080
Edward S. Zub........         7,500                   7.50              28.9375      7/19/09      136,730       345,080
James P. Kane........         7,500                   7.50              28.9375      7/19/09      136,730       345,080
Dudley J. Sondeno....         6,250                   6.25              28.9375      7/19/09      113,941       287,566

-------------------------
(1) Forty percent (40%) of the options become exercisable one year after the grant. Thirty percent (30%) of the options become exercisable two years after the grant, with the remaining becoming exercisable on the third anniversary of the grant.

(2) The 5% and 10% growth rates for the period ending July 19, 2009, which were determined in accordance with the rules of the SEC, illustrate that the potential future value of the granted options is linked to future increases in growth of the price of the Company's Common Stock. Because the exercise price for the options equals the market price of the Company's Common Stock on the date of the grant, there will be no gain to the named executive officers without an increase in the stock price. The 5% and 10% growth rates are for illustration only and are not intended to be predictive of future growth.
-------------------------

OPTIONS/SAR EXERCISES AND YEAR-END VALUES

     Shown below is information with respect to unexercised options granted under the Option Plan to the named executive officers and held by them at December 31, 1999.

                  AGGREGATED OPTION/SAR EXERCISES IN 1999 AND
                           YEAR-END OPTION/SAR VALUES

                                                      NO. OF SECURITIES               VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED                IN-THE-MONEY
                         NO. OF                        OPTIONS/SARS AT                  OPTIONS/SARS AT
                         SHARES                       DECEMBER 31, 1999               DECEMBER 31, 1999(1)
                       ACQUIRED ON    VALUES    ------------------------------   ------------------------------
        NAME            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE(2)   EXERCISABLE   UNEXERCISABLE(2)
        ----           -----------   --------   -----------   ----------------   -----------   ----------------
Michael O. Maffie....       0           $0        117,500          47,500         $787,813         $29,063
George C. Biehl......       0            0         38,250          14,250          260,344           8,719
Edward S. Zub........       0            0         33,250          14,250          220,344           8,719
James P. Kane........       0            0         17,375          13,875           96,953           7,266
Dudley J. Sondeno....       0            0         31,875          11,875          216,953           7,266

-------------------------

(1) This column represents the difference between the exercise prices for in-the-money options and the closing price of $23.00 for the Company's Common Stock on the New York Stock Exchange on December 31, 1999, times the number of in-the-money options.

(2) Unexercised options are those options which have been granted but cannot yet be exercised due to Internal Revenue Code restrictions on the value of incentive options, restrictions incorporated into the Option Plan, and the specific option agreements.
-------------------------

BENEFIT PLANS

     Southwest Gas Basic Retirement Plan. The named executive officers participate in the Company's non-contributory, defined benefit retirement plan, which is available to all employees of the Company and its subsidiaries. Benefits are based upon an employee's years of service, up to a maximum of 30 years, and the employee's highest five consecutive years salary, excluding bonuses, within the final 10 years of service.

                            PENSION PLAN TABLE(1)(2)

                                                   YEARS OF SERVICE
            ANNUAL               ----------------------------------------------------
         COMPENSATION               10         15         20         25         30
         ------------            --------   --------   --------   --------   --------
  $ 50,000.....................  $  8,750   $ 13,125   $ 17,500   $ 21,875   $ 26,250
   100,000.....................    17,500     26,250     35,000     43,750     52,500
   150,000.....................    26,250     39,375     52,500     65,625     78,750
   200,000.....................    35,000     52,500     70,000     87,500    105,000
   250,000.....................    43,750     65,625     87,500    109,375    131,250
   300,000.....................    52,500     78,750    105,000    131,250    157,500
   350,000.....................    61,250     91,875    122,500    153,125    183,750
   400,000.....................    70,000    105,000    140,000    175,000    210,000
   450,000.....................    78,750    118,125    157,500    196,875    236,250
   500,000.....................    87,500    131,250    175,000    218,750    262,500
   550,000.....................    96,250    144,375    192,500    240,625    288,750
   600,000.....................   105,000    157,500    210,000    262,500    315,000
   650,000.....................   113,750    170,625    227,500    284,375    341,250
   700,000.....................   122,500    183,750    245,000    306,250    367,500

-------------------------
(1) Years of service beyond 30 years will not increase benefits under the basic retirement plan.

(2) For 2000, the maximum annual compensation that can be considered in determining benefits under the Plan is $170,000. For future years the maximum annual compensation will be adjusted to reflect changes in the cost of living as established by the Internal Revenue Service.
-------------------------

     Compensation covered under the basic retirement plan is based on salary depicted in the Summary Compensation Table. As of December 31, 1999, the credited years of service towards retirement for the named executive officers shown in the Summary Compensation Table are as follows: Mr. Maffie, 21 years; Mr. Biehl, 14 years; Mr. Zub, 21 years; Mr. Kane, 22 years; and Mr. Sondeno, 20 years.

     Amounts shown in the pension plan table are straight life annuity amounts notwithstanding the availability of joint survivorship benefit provisions. Benefits paid under the basic and supplemental retirement plans are not reduced by any Social Security benefits received.

     Supplemental Retirement Plan. The named executive officers also participate in the Company's supplemental retirement plan. Such officers with 10 or more years of service may retire at age 55 or older and will receive benefits under the plan. Benefits from the plan, when added to benefits received under the basic retirement plan, will equal 60% of their highest 12-months of salary, as depicted in the Summary Compensation Table. For Mr. Maffie, compensation used to determine such benefits includes salary, cash bonuses, and the payment of restrictive stock awards depicted in the Summary Compensation Table. The cost to the Company for benefits under the supplemental retirement plan for any one of the named executive officers cannot be properly allocated or determined because of the overall plan assumptions and options available.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

     In July 1998, the Company amended the existing employment agreements ("Employment Agreements") with seven of its designated officers (including the named executive officers), and entered into change in control agreements ("Change in Control Agreements") with its remaining officers. The Employment Agreements generally provide for the payment, upon termination of employment by the Company without cause, as defined therein, of up to one and one-half years of total annual compensation (base salary, a predetermined level of incentive compensation and fringe benefits), and up to three years of total annual compensation for Mr. Maffie. The Employment Agreements further provide for the payment, upon the termination of employment by such officers for "good reason," as defined therein, within two years following a change in control of the Company, of an amount equal to either two to two and one-half times their total annual compensation other than Mr. Maffie. Under such circumstances, Mr. Maffie would be entitled to a payment equal to three times his total annual compensation. The Change in Control Agreements for the remaining officers parallel the change in control provisions of the Employment Agreements and provide that these officers would be entitled to an amount equal to two times their annual compensation.

     Restricted stock awards, stock options or stock appreciation rights would vest and become immediately exercisable upon a change in control. Benefits under the Supplemental Retirement Plan may also vest and/or accelerate as a result of a change in control. If any payment under these agreements would constitute a "parachute payment" subject to any excise tax under the Internal Revenue Code, the Company would be responsible for payment of such tax. The terms of these agreements are for 24 months for each of the officers other than Mr. Maffie, whose agreement is for 36 months. Each of the agreements will be automatically extended annually for successive one-year periods, unless canceled by the Company.

                               PERFORMANCE GRAPH

     The performance graph below compares the five-year cumulative total return on the Company's Common Stock, assuming reinvestment of dividends, with the total returns on the Standard & Poor's 500 Stock Composite Index (S&P 500) and the Edward D. Jones Natural Gas Diversified Index, a peer-group index compiled by Edward D. Jones & Company, consisting of the Company and 19 other diversified natural gas distribution companies.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS

                                                                                                         E.D. JONES NATURAL GAS
                                                      SOUTHWEST GAS                  S&P 500            DIVERSIFIED INDEX (1)(2)
                                                      -------------                  -------            ------------------------
1994                                                      100.0                       100.0                       100.0
1995                                                      131.3                       137.5                       132.4
1996                                                      150.2                       169.1                       166.8
1997                                                      152.5                       225.6                       209.0
1998                                                      226.0                       290.1                       192.5
1999                                                      201.1                       351.1                       202.1

-------------------------
(1) The Company selected the Edward D. Jones Natural Gas Diversified Index as a peer-group index because it provides a representative sample of natural gas distribution companies with at least 30%, but less than 90%, of their gross revenues from distribution operations. This index should be available on a continuing basis.

(2) The Edward D. Jones Natural Gas Diversified Index, which is weighted by year-end market capitalization, consists of the following companies:
    Chesapeake Utilities Corp.; Columbia Energy Group; Consolidated Natural Gas; Eastern Enterprises; Energen Corp.; Equitable Resources, Inc.; Kinder Morgan, Inc.; Keyspan Corporation.; MCN Corporation; MDU Resources Group, Inc.; National Fuel Gas Co.; Nicor, Inc.; Oneok, Inc.; Questar Corp.; Semco Energy Inc.; the Company; Southwestern Energy Co.; UGI Corp.; Valley Resources, Inc.; and Wicor, Inc.
-------------------------

                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any business not described herein should come before the meeting for shareholder action, it is intended that the shares represented by proxies will be voted in accordance with the best judgment of the persons voting them. At the time this proxy statement was mailed, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposal intended for consideration at the 2001 Annual Meeting of Shareholders and inclusion in the Company's proxy materials for the meeting must be received in writing by the Company on or before December 2, 2000. If a shareholder intends to offer any proposal at such meeting without using the Company's proxy materials, notice of such intended action has to be provided to the Company on or before December 2, 2000, in order for the proposal to be presented for shareholder consideration at the Annual Meeting. All proposals must comply with applicable SEC rules. It is recommended that shareholders, submitting proposals for inclusion in the Company's proxy materials or notices to the Company, direct such proposals or notices to the Corporate Secretary of the Company and utilize Certified Mail-Return Receipt Requested in order to ensure timely delivery.

                                          By Order of the Board of Directors

                                          /s/ GEORGE C. BIEHL

                                          George C. Biehl
                                          Senior Vice President/Chief Financial
                                          Officer
                                          & Corporate Secretary

                           SOUTHWEST GAS CORPORATION
                  P.O. BOX 98510, LAS VEGAS, NEVADA 89193-8510
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas Y. Hartley and Lloyd T. Dyer as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of the undersigned at the Annual Meeting of Shareholders to be held on May 11, 2000, at the Company's Headquarters at 5241 Spring Mountain Road, Las Vegas, Nevada, and any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournments thereof.

1. ELECTION OF DIRECTORS

George C. Biehl                 Michael B. Jager                Carolyn M. Sparks
Manuel J. Cortez                Leonard R. Judd                 Robert S. Sundt
Lloyd T. Dyer                   James J. Kropid                 Terrance L. Wright
Thomas Y. Hartley               Michael O. Maffie

    [ ] FOR ALL     [ ] FOR ALL EXCEPT *  ____________________________

    [ ] WITHHOLD AUTHORITY FOR ALL

*NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR A PARTICULAR NOMINEE, MARK THE FOR ALL EXCEPT BOX AND ENTER THE NAME(S) OF THE EXCEPTIONS IN THE SPACE PROVIDED. UNLESS AUTHORITY TO VOTE FOR ALL THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE DEEMED TO CONFER AUTHORITY TO VOTE FOR EVERY NOMINEE WHOSE NAME IS NOT LISTED.

2. TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the Company:

                      [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
               (IMPORTANT -- SIGNATURE REQUIRED ON REVERSE SIDE)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. FURTHER, IF CUMULATIVE VOTING RIGHTS FOR THE ELECTION OF DIRECTORS (PROPOSAL 1) ARE EXERCISED AT THE MEETING, THE PROXIES, UNLESS OTHERWISE INSTRUCTED, WILL CUMULATIVELY VOTE THEIR SHARES AS PROVIDED FOR IN THE PROXY STATEMENT.

                                                 Dated:                   , 2000

                                                 -------------------------------
                                                           (Signature)

                                                 -------------------------------
                                                  (Signature, if held jointly)

                                                 Please sign exactly as name
                                                 appears hereon. When shares are
                                                 held by joint tenants, both
                                                 should sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 president or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.